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                                                                    Exhibit 10.1

                          SHAREHOLDERS RIGHTS AGREEMENT

This Shareholders Rights Agreement (this "AGREEMENT") is entered into as of the 2 day of October 2000, by and among SAIFUN SEMICONDUCTORS LTD., an Israeli company No. 51-239733-2, having its main place of business at the Topper Building, 65 Hamelacha St., Industrial Zone South, Netanya 42504, Israel (the "COMPANY"), and the shareholders listed in SCHEDULE A (severally and not jointly referred to as "SHAREHOLDERS" and each one as "SHAREHOLDER").

WHEREAS following the execution of a Share Purchase Agreement, dated October 2, 2000, between the Company and certain entities specified therein (the "INVESTORS") (the "SHARE PURCHASE AGREEMENT"), the Company and the Shareholders desire to make certain provisions as hereinafter set forth regarding ownership of the shares of the Company, and relating to the rights and obligations of the Shareholders as shareholders of the Company;

NOW THEREFORE, THE PARTIES DECLARE, STIPULATE AND AGREE AS FOLLOWS:

     1.   INTERPRETATION; DEFINITIONS.

          1.1. The recitals and Exhibits hereto consist an integral part hereof.

          1.2. The headings of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          1.3. In this Agreement, unless the context otherwise requires:

               1.3.1. "AS-CONVERTED BASIS" means as if all classes of shares of the Company have been converted into Ordinary Shares.

               1.3.2. "AMENDED ARTICLES" means the amended Articles of
                    Association to be adopted by the shareholders of the Company pursuant to Section 6.1 to the Share Purchase Agreement..

               1.3.3. "FULLY DILUTED BASIS" means as if all outstanding options and warrants and convertible instruments or any other similar rights, agreements or commitments of any Person to receive shares in the Company have been exercised in full; all ungranted options under the ESOP deemed granted and exercised, and after conversion of all shareholders' loans to equity (to the extent there are any such loans).

               1.3.4. "BOARD" means the board of directors of the Company.

               1.3.5. "CORPORATE DOCUMENTS" means the Company's Memorandum of
                    Association and Articles of Association.

               1.3.6. "INTERESTED PARTY" means any "Interested party" as such term is defined in the Israeli Securities Law of 1968 and any officer or director of the Company or any Person owning shares of the

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                    Company (excluding employees solely under stock option or
                    share purchase plans) or any member of the family or affiliate of such officer, director or shareholder, Person controlled by it or Person controlling it or Person under common control with it.

               1.3.7. "MAJORITY INVESTORS" means Investors holding the majority of the voting power of the Preferred B Shares (and any Ordinary Shares into which such Preferred B Shares have been converted), on an as-converted basis.

               1.3.8. "ORDINARY SHARES" means the ordinary shares of the Company
                    NIS 0.01 par value each.

               1.3.9. "ORIGINAL ISSUE PRICE" means the price actually paid by each respective shareholder for each Preferred Share of the Company held by such shareholder.

               1.3.10. "PERSON" means an individual, corporation, partnership, joint venture, trust or unincorporated organization.

               1.3.11. "PREFERRED SHARES" means the Class A Preferred Shares and the Class B Preferred Shares of the Company.

               1.3.12. "PREFERRED A SHARES" means the Class A Preferred Shares of the Company, NIS 0.01 par value each.

               1.3.13. "PREFERRED B SHARES" means the Class B Preferred Shares of the Company, NIS 0.01 par value each.

               1.3.14. "IPO" means an initial public offering of the Company's securities.

               1.3.15. "FOUNDER" means Mr. Boaz Eitan.

               1.3.16. "TOWER" means Tower Semiconductors Ltd.

               1.3.17 "TOWER AGREEMENT" means the Agreement between the Company and Tower dated October 9, 1997.


     2.   RIGHTS OF PREFERRED SHARES.

          The Company covenants that the Preferred Shares shall have, inter alia, the following rights and privileges, as more fully set forth in the Amended Articles:

          2.1. Liquidation Preference. (A) In the event of (i) any dissolution or liquidation of the Company; (ii) any bankruptcy, insolvency or creditors' arrangement proceeding, under any companies, bankruptcy or insolvency or similar law, whether voluntary or involuntary, is commenced by or against the Company; or (iii) a receiver, a liquidator or a trustee in a creditors' arrangement has been appointed to Company's assets; or (B) unless otherwise agreed by the holders of at least two thirds (2/3) of the Preferred Shares, upon any event of sale of all or substantially all of the assets or shares of the Company or a merger or acquisition of the Company pursuant to which the shareholders of the Company will not be the majority shareholders of the surviving entity (a "DEEMED LIQUIDATION EVENT"), any assets of the Company available for distribution (including


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               securities or any other assets received by the Company or its shareholders in such Deemed Liquidation Event) ("DISTRIBUTABLE ASSETS") shall be distributed pursuant to the following order of preference:

               2.1.1. The holders of the Preferred B Shares shall be entitled to receive, prior to and in preference to any payments to any of the holders of Ordinary Shares and Preferred A Shares, an amount in US Dollars per Preferred B Share calculated as follows (the "PREFERRED B LIQUIDATION AMOUNT"): (A) if the value of the Distributable Assets ("COMPANY VALUE") is less than US $500 million, then each holder of the Preferred B Shares shall be entitled to receive at its discretion, for each Preferred B Share, prior to and in preference to payments to the holders of Preferred A Shares and Ordinary Shares, an amount equal to either: (i) the Original Issue Price (adjusted for any event of share combination or subdivision, issuance of bonus shares, stock splits or any other recapitalization of the Company's shares (a "RECAPITALIZATION EVENT") plus 28% (twenty eight percent) or
                    (ii) its pro rata share among all shareholders of the Company (B) if the Company Value is between US$500 million and US$750 million, each holder of the Preferred B Shares shall be entitled to receive for each Preferred B Share, prior to and in preference to payments to the holders of Preferred A Shares and Ordinary Shares, an amount equal to 128% (one hundred twenty eight percent) of the amount reflecting its proportionate holding in the Company (for example, assuming the holders of the Preferred B Shares hold 10% of the share capital of the Company and the Company Value is US$500 million, they will be entitled to receive US$64 million); (C) if the Company Value exceeds US$750 million, each holder of the Preferred B Shares shall be entitled to receive, prior to and in preference to payments to the holders of Preferred A Shares and Ordinary Shares, an amount reflecting its proportionate holding in the Company but in any event not less than the maximum amount to which it is entitled under sub-clause (B) above, i.e not more than US$96 million.

               2.1.2. If after payment of the Preferred B Liquidation Amount is paid in full to the Investors there remain any Distributable Assets, they shall be distributed to the holders of Preferred A Shares as follows (the "PREFERRED A LIQUIDATION AMOUNT"): (A) If by the time of the Deemed Liquidation Event the holders of Preferred A Shares have not exercised the options granted to them under the agreement dated March 24 1998 ("Options"), the following will apply: (i) if the value of the Distributable Assets is less than US$ 50 million, the holders of the Preferred A Shares shall be entitled to receive prior to and in preference to payments to the holders of Ordinary Shares a sum which shall be the lower of US$6 million or all of the remaining Distributable Assets.
                    (ii) if the value of the Distributable Assets is between US$50 million and US$100


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                    million, the holders of the Preferred A Shares shall be
                    entitled to receive prior to and in preference to payments to the holders of Preferred A Shares and Ordinary Shares a sum which shall be 12% of the remaining Distributable Assets, or (B) If by the time of the Deemed Liquidation Event, the holders of Preferred A Shares have exercised the Options, the following will apply: (i) if the value of the Distributable Assets is less than US$50 million, the holders of the Preferred A Shares shall be entitled to receive prior to and in preference to payments to the holders of Preferred A Shares and Ordinary Shares a sum which shall be the lower of US$9 million or all of the remaining Distributable Assets; (ii) if the value of the Distributable Assets is between US$50 million and US$100 million, the holders of the Preferred A Shares shall be entitled to receive prior to and in preference to payments to the holders of Preferred A Shares and Ordinary Shares a sum which shall be the combination of US$3 million plus 12% of all the remaining Distributable Assets.

               2.1.3. Any remaining Distributable Assets or securities shall be distributed pro-rata to the holders of Ordinary Shares of the Company to the exclusion of the holders of Preferred A Shares and Preferred B Shares.

               2.1.4. Notwithstanding the provisions of sub-section 2.1.3 above, the Preferred A Shareholders may elect (by decision of majority of the Preferred A Shareholders) to forgo the provisions of sub-section 2.1.2 above, and in such case all of the remaining Distributable Assets of the Company then available for distribution, after full payment of the Preferred B Liquidation Amount, shall be distributed pro-rata among the holders of the Preferred A Shareholders and Ordinary Shares, in proportion to their respective shareholdings in the Company on an as-converted basis to the exclusion of the holders of Preferred B Shares.

          2.2. Voting Rights. The holders of the Preferred Shares shall be entitled to vote in all shareholders meetings, and each of them shall have votes in the number of Ordinary Shares into which such Preferred Shares held by it could then be converted.

          2.3. Dividend Participation. In the event that any dividends or other distributions, whether in cash or in securities or other assets, have been declared or distributed by the Company, each holder of the Preferred B Shares shall be entitled to receive for each Preferred B Share, prior to and in preference to distributions to the other shareholders, an amount equal to the amount to which such shareholder is entitled pursuant to the provisions of
               Section 2.1 above.

          2.4. Conversion of Preferred Shares. Each Preferred Share shall be convertible into Ordinary Shares par value NIS0.01 of the Company. Initially, the conversion ratio shall be one-to-one, but such conversion ratio shall be adjusted: (i) in


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               accordance with any Recapitalization Event, and (ii) pursuant to the anti-dilution provisions set forth herein, all as more fully set forth in the Amended Articles. Each Preferred Share shall be convertible into an Ordinary Share at any time at the election of its Holder, and automatically upon (i) the election of the Majority Investors;(ii) an IPO, or (iii) a merger or acquisition of the Company pursuant to which the shareholders of the Company will not be the majority shareholders of such new entity.

          2.5. Anti Dilution. Until the earlier of (i) 24 months after the Closing (as defined in the Share Purchase Agreement) or (ii) IPO, if the Company issues any securities, including rights, options or warrants to purchase equity securities of the Company including exercisable into, convertible to or exchangeable for Ordinary Shares, at a price per share (the "NEW PRICE") lower than the Price Per Share paid by the Investors for each Preferred B Share, as adjusted from time to time for any Recapitalization Event, then in each such event the conversion price of the Preferred B Shares shall be reduced, for no additional consideration, in accordance with a standard "Weighted Average" formula, all according to the terms and conditions as set forth in the Amended Articles. The foregoing anti-dilution protection shall not apply upon the following issuances of shares and options: (i) to employees, consultants and directors (excluding the Founder) in the framework of the ESOP approved by the Board.;
               (ii) issuances of shares constituting up to 10% of the issued and outstanding share capital of the Company to a strategic investor (which means any business entity, which adds to the prospects of the Company a material value beyond the purchase price of its shares, which, has entered or simultaneously with the investment in the Company enters into a commercial agreement with the Company, which agreement is deemed by the Board as materially contributing to the Company's research & development, marketing, distribution or sales); (iii) in exchange for the acquisition of another entity, line of business or technology; or (vi) a Recapitalization Event of the Company's shares capital.

          2.6. Registration Rights. The Company hereby grants to the holders of the Preferred B Shares, the holders of the Preferred A Shares, the Founder and Tower registration rights as more fully set forth in EXHIBIT 2.6 attached hereto (the "REGISTRATION RIGHTS AGREEMENT").

     3.   MANAGEMENT OF THE COMPANY.

          3.1. From and after the Closing, the Shareholders agree that the provisions of this Section 3 shall apply:

          3.2. Board of Directors.

               3.2.1. From and after the date hereof, the Board of Directors shall consist of up to seven (7) directors.

               3.2.2. The holders of the majority of the Preferred B Shares are entitled to appoint and replace from time to time one (1) member of the


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                    Board, by a written notice to the Company (the "PREFERRED B
                    DIRECTOR").

               3.2.3. The holders of the majority of the Preferred A Shares are entitled to appoint and replace from time to time one (1) member of the Board, by a written notice to the Company (the "PREFERRED A DIRECTOR"; the Preferred A Director and the Preferred B Director, shall be referred to as the "PREFERRED DIRECTORS").

               3.2.4. Dr. Yoav Nissan-Cohen shall represent Tower on the Board until such time as the Tower Agreement is terminated or Tower's holdings in the Company are reduced to less than 3% of the issued and outstanding share capital of the Company. In the event that Dr. Yoav Nissan-Cohen resigns or otherwise terminates his membership on the Board, or in the event that he ceases to be employed by Tower, and Tower holds 5% or more of the issued and outstanding share capital of the Company, the Company and Tower will appoint a mutually agreed upon Board member as his replacement. Such director will maintain his or her position as long as Tower holds 5% or more of the issued and outstanding share capital of the Company.

               3.2.5. The remaining members of the Board will be appointed by a general meeting of the holders of the Ordinary Shares excluding Tower, the holders of the Preferred A Shares and preferred B Shares.

               3.2.6. In addition to the appointment of one director, the holders of the Preferred A Shares will be entitled to appoint one observer, and such observer will be invited to attend the meetings of the Board (without the right to vote thereat) and will receive all written information as a regular member of the Board.

               3.2.7. The right of the holders of Preferred A Shares to appoint the Preferred A Director and an observer to the Board will expire if their holdings in the Company are reduced to less than 4% of the issued and outstanding share capital of the Company (on an as-converted basis). The right of the holders of Preferred B Shares to appoint the Preferred B Director will expire if their holdings in the Company are reduced to less than 4% of the issued and outstanding share capital of the Company (on an as-converted basis).

               3.2.8. The Board shall meet as frequently as reasonably necessary but in any event at least once every calendar quarter. The Company undertakes that: (i) within 45 days from Closing, it will obtain a Directors and Officers liability insurance policy covering the Preferred Directors, which insurance policy shall provide adequate insurance coverage for the Preferred Directors; and (ii) it shall maintain such insurance policy in full force and effect for as long


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                    as a Preferred Director serves as a director or may be
                    subject to possible claims with regard to his/her service as a director of the Company. The Investors shall have similar rights to appoint representative to the board of directors of any Subsidiary and to any committee of the Board of Directors or of the board of directors of any Subsidiary. Subject to applicable law, the Company undertakes to insure the Preferred Directors against directors and officers liability to the greatest extent permitted under law, and to indemnify the Preferred Director in respect to personal liability, all as set forth in the Amended Articles.

          3.3. Quorum. The presence of a majority of the directors including a Preferred Director shall constitute a quorum for meetings of the Board, and the presence of a majority of the shareholders including shareholders holding the majority in interest of the Preferred B Shares shall constitute a quorum for general meetings. Notwithstanding the aforesaid, if within half an hour of the time arranged for a Board meeting or for a general meeting, respectively, no quorum is present, such meeting shall stand adjourned to the same day of the following week, at the same hour and in the same place, or in the event that such a day is not a business day, then to the first business day thereafter, and in such adjourned meeting if no quorum is present within half an hour of the time arranged, the present directors or shareholders (as applicable) shall be deemed a quorum.

          3.4. Board and Shareholders Decisions.

               3.4.1. Subject to any applicable mandatory law and the following provisions, all resolutions and actions of the Board and of the shareholders of the Company shall be taken by a majority vote.

               3.4.2. Notwithstanding the aforesaid, until the consummation of the IPO any action or resolution of the Company's general meeting, or of the Company's Board of Directors, as applicable, regarding any of the following issues shall require the affirmative consent of the majority holders of the Preferred B Shares or with the affirmative consent of the Preferred B Director: Change the terms and provisions of the Preferred B Shares or any other term or condition of the Articles of Association of the Company so as to affect adversely the rights of the Preferred B Shares.

               3.4.3. Notwithstanding the aforesaid, until the consummation of the IPO any action or resolution of the Company's general meeting, or of the Company's Board of Directors, as applicable, regarding any of the following issues shall require the affirmative consent of the majority holders of the Preferred A Shares or with the affirmative consent of the Preferred A Director: Change the terms and provisions of the Preferred A Shares or any other term or condition of the Articles of Association of the Company so as to affect adversely the rights of the Preferred A Shares.


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               3.4.4. Notwithstanding the aforesaid, until the consummation of the IPO any action or resolution of the Company's general meeting, or of the Company's Board of Directors, as applicable, regarding any of the following issues shall require the affirmative consent of a majority of 70% of the holders of the Preferred A Shares and the Preferred B Shares, as one group:

                    3.4.4.1. Any material transaction with any officer,
                         director, shareholder or any other Interested Party, except with Tower, M Systems - Flash Disk Pioneers Ltd. and Infineon AG),

                    3.4.4.2. Liquidation, dissolution, winding-up, or any other event which means or entails the cessation of the operations of the Company as an on-going independent business entity; and

                    3.4.4.3. Issuance of share capital, or options, or warrants to purchase shares, or other securities ranking senior to the Preferred B Shares, or increase in the number of authorized securities beyond those specified in this Agreement and in the Amended Articles - if such increase adversely affects the rights and privileges of the holders of the Preferred A and/or B Shares.

          3.5. Accounts and Records. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

          3.6. Access to Information. The representative appointed by the Investors shall have, at any reasonable time, only at a reasonable frequency and upon reasonable notice, full access to all books and records of the Company, and shall be entitled to review them at their discretion and to inspect the properties of the Company all subject to customary confidentiality agreement. Such representative of the Investors shall also be entitled to consult with management of the Company regarding the Company, its assets, liabilities, business and prospects, upon reasonable notice. Such representative shall be allowed to report its findings to the Investors, provided the Investors do not have a conflict of interest with the Company and provided the Investors sign a Non Disclosure Agreement in a form reasonably acceptable to the Company.

          3.7. Information Rights. Prior to the IPO, each Preferred Director and after the termination of such Preferred Director, the representative to be elected by the holders of Preferred Shares who were entitled to appoint such Preferred Director, shall be entitled to receive from the Company: (i) reviewed quarterly financial statements (including a balance sheet, statement of income and statement of cash flow), within 45 days from the end of each quarter (ii) annual financial statements, audited by a firm affiliated with one of the "Big-Five" US accounting firms (including a balance sheet, statement of income and statement of cash


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               flow), within 90 days after the end of each fiscal year; (iii)
               all reports prepared by the Company for shareholders and (iv) for as long as the holders of the Preferred B Shares or the holders of the Preferred A Shares, as applicable (in each case, the "Appointing Holders") have a right to appoint the Preferred Director, any other information that each of the applicable Appointing Holders may reasonably request. For avoidance of doubt, the Preferred Director may transfer all above materials to the applicable Appointing Holders provided that with respect to subsections (iii) and (iv) such applicable Appointing Holders do not have a conflict of interest with the Company and provided that with respect to all subsections (i) - (iv) above they sign a Non Disclosure Agreement in a form reasonably acceptable to the Company.

          3.8. Reporting Requirements. The Company's management shall submit to the Board monthly reports, financial statements and budgets, in such format and containing such information as the Board shall require. An annual budget and operating plan shall be submitted to the Board at least 30 days prior to the first day of the year covered by such plan. For avoidance of doubt, each Preferred Director may transfer all above materials to the applicable Appointing Holders provided they sign a Non Disclosure Agreement in a form reasonably acceptable to the Company.

          3.9. Pre-emptive Rights. Until the IPO, each Major Shareholder in the Company (as defined in the Amended Articles) shall be entitled to participate in all future issuances by the Company of any capital stock of the Company, in the manner and subject to such exclusions as set forth in the Company's Amended Articles.

          3.10. Right of First Refusal. Until the IPO, the Major Shareholders of the Company (as defined in the Amended Articles) shall have a mutual right of first refusal in respect of any proposed sale, transfer or other disposition of shares of the Company by a shareholder, in the manner and subject to such exclusions as set forth in the Company's Amended Articles.

          3.10A Co Sale Rights. Holders of Preferred Shares and Tower shall have co sale rights as detailed in the Amended Articles.

          3.11. Bring Along. Prior to an IPO, in the event that shareholders of the Company holding at least 80% of the Company's issued and outstanding share capital on a fully diluted and as converted basis shall elect to sell all of their shares to a third party (the "PROPOSING SHAREHOLDERS") then all remaining shareholders (the "REMAINING SHAREHOLDERS") shall be required, if so demanded by the Proposing Shareholders, to sell all of their shares in the Company to such third party at the same price and upon the same terms and conditions as the Proposing Shareholders, all as more fully set forth in the Amended Articles. Proceeds received under this Section shall be distributed among the shareholders of the Company in accordance with distribution instructions set forth in
               Section 2.1 hereof.

     4.   CONFIDENTIALITY; NON-COMPETE


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          4.1. Without derogating from any other agreement or undertaking to which any of the parties hereto is subject, and in addition to any such agreement or undertaking, the parties undertake to abide by the provisions of this Section 4.

          4.2. Each party hereto undertakes to keep in strict confidence, and not to use for any purpose whatsoever except for the benefit of the Company, any and all information relating in any way to the Company and its business which had been provided to such party by the Company, except: (i) information which is or shall be in the public domain not due to any act of such party in breach of law or agreement; (ii) information which became or shall become known to such party prior to disclosure by Company of such information to such party; (iii) information which became or shall become known to such party from a source other than Company other than by the breach of an obligation of confidentiality owed to the Company; (iv) information that was or shall be independently developed by such party; or (v) information which such party is required to disclose under any applicable law. Notwithstanding the aforesaid, in connection with periodic reports to their shareholders or partners, the holders of Preferred Shares may make general statements, not containing technical information, regarding the nature and progress of the Company's business, and may provide summary financial information of the Company. In addition, in the event that any holder of Preferred Shares or its partners or parent companies (any such entity, a "PARENT COMPANY") is or shall become publicly traded and/or otherwise subject to certain disclosure duties under applicable securities laws and regulations (including any regulations and rules of stock exchanges), or any other laws and regulations, the Company shall furnish it with financial statements and/or any other information as such holder of Preferred Shares or its Parent Company may require in order to comply with any disclosure requirements under such laws and regulations.

          4.3. The holders of Preferred Shares confirm that, in the event that any of them shall invest in any entity which directly competes with the Company's products, then, absent the Board's prior written approval, the applicable Preferred Director shall not simultaneously serve as a director of such entity which competes with the Company. It is agreed that in the event a certain holder of Preferred Shares shall make an equity investment in a company which is a competitor of the Company, the applicable Preferred Director shall be entitled to provide such holder of Preferred Shares with any material concerning the Company which is of a confidential nature, provided however without derogating from the forgoing in this Agreement, that such holder of Preferred Shares shall not be entitled to convey the said confidential information to the said competitor. For the prevention of doubt and for purposes of this Section 4.3 only, financial statements shall not be regarded as confidential. Furthermore, for purposes of this
               Section 4.3, a Competitor shall be taken to mean any legal entity in which the holder of Preferred Shares holds at least 5% of the equity or a legal entity in which the holder of Preferred Shares has a representative at the board of directors.

     5.   MISCELLANEOUS.


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          5.1. Subject to EXHIBIT 5.1, this Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof, and supersedes all prior agreements between all or some of the parties hereof with regard to such subject matters, and especially the applicable provisions of that certain Share Purchase and Shareholders Agreement dated March 24, 1998, entered into between the Company and the holders of the Preferred A Shares. 5.2. Each party hereto agrees that the provisions of this Agreement shall govern in the event of any conflict between such provisions and any provision of the Amended Articles, and the parties shall take such actions as may be necessary to amend the Amended Articles accordingly.

          5.3. Each of the parties shall take such actions, including the execution and delivery of further instruments and voting its shares in the Company, as may be necessary to give full effect to the provisions hereof and to the intent of the parties hereto.

          5.4. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Shareholders and any subsequent holders of Shares and the respective successors and assigns of each of them, so long as they hold Shares.

          5.5. A party may waive any of its rights hereunder provided, however, that such waiver shall be in writing and shall apply only to such party's rights hereunder.

          5.6. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

          5.7. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

          5.8. This Agreement shall be governed exclusively by and construed solely in accordance with, the laws of the State of Israel. The competent court in Tel Aviv, Israel, shall have exclusive jurisdiction over any dispute relating to this Agreement.

          5.9. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

          5.10. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given and received for all purposes (a) when received or seven (7) days after it is mailed by prepaid registered mail; (b) upon the transmittal thereof by facsimile; or (c) upon the manual delivery thereof, to the respective addressee or fax numbers set forth above or to such other address of which notice as aforesaid is actually received.

          5.11. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

          5.12. Certain Investors may from time to time designate, by a written notice submitted to the Company, a person or persons who shall be authorized to act for such Investors in matters related to or arising from this Agreement and the shareholding in the Company. Any document/resolution signed/confirmed by such designee/s shall be considered as a document/resolution signed/confirmed by the designating Investors. Any Investor may cancel such authorization, by written notice to the Company, but such cancellation shall not have a retroactive power.

          5.13. Any term of this Agreement may be amended only with the written consent of the Company, the holders of a majority of the Preferred A Shares and the holders of a majority of the Preferred B Shares.

          IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

          Boaz Eitan
          ------------------------------------
          Saifun Semiconductors Ltd.


          By:  /s/ Boaz Eitan
              --------------------------------
          Title: CEO
                 -----------------------------
          Date:  11/10/2000
                 -----------------------------

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

NAME OF SHAREHOLDER                                     SIGNATURE
-------------------                                     ---------


Boaz Eitan                              By: /s/ Boaz Eitan
                                            ------------------------------------
                                        Date: 2/10/2000


Shaul,Yael and Anat Ltd.                By: /s/ Boaz Eitan
                                            ------------------------------------
                                        Date: 2/10/2000


Roni, Eran and Adi Ltd.                 By: /s/ Boaz Eitan
                                            ------------------------------------
                                        Date: 2/10/2000


Shikmat Eitan Ltd.                      By: /s/ Boaz Eitan
                                            ------------------------------------
                                        Date: 2/10/2000


Notziz Atuf Ltd.                        By: /s/ Boaz Eitan
                                            ------------------------------------
                                        Date: 2/10/2000


Deboranit Ha'horesh Ltd.                By: /s/ Boaz Eitan
                                            ------------------------------------
                                        Date: 2/10/2000


Doron Latzer (in trust for employees
& Ass)                                  By: /s/ Doron Latzer
                                            ------------------------------------
                                        Date: 3/10/00


Tower Semiconductor Ltd.                By: /s/ [illegible]
                                            ------------------------------------
                                        Date: 4/10/00



STI Venture Fund Ltd.                   By: /s/ [illegible]
                                            ------------------------------------
                                        Date:
                                              ----------------------------------


P.L.E 1997 Ltd.                         By: /s/ Doron Latzer
                                            ------------------------------------
                                        Date: 3/10/00


Gemini Israel II Parallel Fund L.P.     By: /s/ [illegible]
                                            ------------------------------------
                                        Date: October 3, 2000


Gemini Israel II L.P.                   By: /s/ [illegible]
                                            ------------------------------------
                                        Date: October 3, 2000


Advant PGGM Gemini L.P.                 By: /s/ [illegible]
                                            ------------------------------------
                                        Date: October 3, 2000


Targa Capital Ltd.                      By: /s/ [illegible]
                                            ------------------------------------
                                        Date: October 3, 2000


Partners Financial Managers Inc.        By: /s/ [illegible]
                                            ------------------------------------
                                        Date: Oct. 3rd 2000


Mallard Investments L.P.                By: /s/ [illegible]
                                            ------------------------------------
                                        Date: Oct. 3rd 2000


Samro B.V.                              By: /s/ [illegible]
                                            ------------------------------------
                                        Date: 10/3/00



Gemini Partners Investors L.P.          By: /s/ Yossi Sela
                                            ------------------------------------
                                        Date: October 3, 2000


K.T. Concord Ventures Fund (Cayman)
L.P.                                    By: /s/ Matty Karp
                                            ------------------------------------
                                        Date: 10/3/00


K.T. Concord Ventures Funds (Israel)
L.P.                                    By: /s/ Matty Karp
                                            ------------------------------------
                                        Date: 10/3/00


Deaneary Investments Ltd.               By: /s/ Haim Rabinovich
                                            ------------------------------------
                                        Date: 3/10/05


Aftis Technology Investments Ltd.       By: /s/ Haim Rabinovich
                                            ------------------------------------
                                        Date: 3/10/05

Lorentech Technologies Ltd.             By: /s/ Haim Rabinovich
                                            ------------------------------------
                                        Date: 3/10/05


York Holdings Group Ltd.                By: /s/ Haim Rabinovich
                                            ------------------------------------
                                        Date: 3/10/05


L.U.D.O. (Holdings) Ltd.                By: /s/ Haim Rabinovich
                                            ------------------------------------
                                        Date: 3/10/05



Moritz Israeli Investments Ltd.         By: /s/ Haim Rabinovich
                                            ------------------------------------
                                        Date: 3/10/05


Novick Israeli Investments Ltd.         By: /s/ Haim Rabinovich
                                            ------------------------------------
                                        Date: 3/10/05


Virtgotech Ltd.                         By: /s/ Haim Rabinovich
                                            ------------------------------------
                                        Date: 3/10/05


Alumot Technology Investments Ltd.      By: /s/ Haim Rabinovich
                                            ------------------------------------
                                        Date: 3/10/05


Kanfei Zahav Investment Company Ltd.    By: /s/ Kolish
                                            ------------------------------------
                                        Date:
                                              ----------------------------------


T.B.S. Group Ltd.                       By: /s/ Haim Rabinovich
                                            ------------------------------------
                                        Date: 3/10/05


Gad Shilo                               By: /s/ Gad Shiloh
                                            ------------------------------------
                                        Date: 4/10/00


Yehosua Givon                           By: /s/ Yehosua Givon
                                            ------------------------------------
                                        Date: 4/10/00



Yesha Primas                            By: Yesha Primas
                                            ------------------------------------
                                        Date: 3 Oct. 2000


Bank Hapoalim                           By: /s/ [illegible]
                                            ------------------------------------
                                        Date: October 5, 2000


Clal Electronics Industries Ltd.        By: /s/ [illegible]
                                            ------------------------------------
                                        Date:
                                              ----------------------------------


M-Systems Flash Disk Pioneers Ltd.      By: /s/ [illegible]
                                            ------------------------------------
                                        Date: Oct. 2, 2000

Gemini Israel III LP                    By: /s/ [illegible]
                                            ------------------------------------
                                        Date: October 3, 2000


Infineon Technologies AG                By: /s/ [illegible]
                                            ------------------------------------
                                        Date: October 5, 2000


BAS Capital Funding Corporation         By: /s/ [illegible]
                                            ------------------------------------
                                        Date: October 2, 2000


Morgan Stanley Dean Witter Equity
Funding Inc.                            By: /s/ James T. Keane
                                            ------------------------------------
                                        Date: 10/2/00


Microdent Ltd.                          By: /s/ [illegible]
                                            ------------------------------------
                                        Date: 3/10/05



Samal Investments Ltd.                  By: /s/ Wiegel
                                            ------------------------------------
                                        Date: 3/10/00


Neon Holdings Ltd.                      By: /s/ Manacor S.A.
                                            ------------------------------------
                                        Date: 4/10/00


Pre-Seed hi-tech Investment             By: /s/ Yochanan Korman
                                            ------------------------------------
                                        Date: 3/10/00


M. Cohen                                By: /s/ Yochanan Korman
                                            ------------------------------------
                                        Date: 3/10/00